                                                                      Exhibit 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                       Nine Months Ended
                                         September 30,
                                     ----------------------
                                       1997          1996
                                     --------      --------
Earnings per common share
  Primary                            $   1.65      $   1.60
  Average shares outstanding          637,389       637,160
  Fully diluted                      $   1.65      $   1.60
  Average shares outstanding          637,389       637,160